UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): September 18, 2002





                        BNP Residential Properties, Inc.
             (Exact name of registrant as specified in its charter)



Maryland                             1-9496                      56-1574675
--------                             ------                      ----------
(State of incorporation)    (Commission File Number)           (IRS Employer
                                                            Identification No.)



             301 S. College Street, Suite 3850, Charlotte, NC 28202
               (Address or principal executive offices, Zip Code)


Registrant's telephone number  704/944-0100
                               ------------










                                                   Total number of pages: 3




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Item 2.  Acquisition or Disposition of Assets.

ALTA HARBOUR APARTMENTS, CORNELIUS, NORTH CAROLINA

         Effective September 18, 2002, BNP Residential Properties acquired Alta Harbour Apartments in Cornelius, North Carolina. We acquired Alta Harbour from The Prudential Insurance Company of America, for a contract price of $19.3 million, paid in cash.

         The Alta Harbour property contains 290 one-, two-, and three-bedroom apartment units. The 33.6-acre site features approximately 1,900 feet of shoreline on Lake Norman, North Carolina's largest lake. In addition to the standard amenities of a swimming pool, lighted tennis court and exercise facility, the property includes a 50-boat slip marina, 60 garages, 32 mini-storage units, and a boat storage yard. The property is approximately 16 miles north of downtown Charlotte, North Carolina.

         In conjunction with this acquisition, we completed the placement of 227,272 shares of the Company's Series B Cumulative Convertible Preferred Stock at a price of $11 per share. This completes the second installment of the previously announced private placement of preferred stock to Preferred Investment LLC.

         Along with the $2.5 million placement of preferred stock, we funded this acquisition by the placement of a $15.9 million first deed of trust loan from Lend Lease Mortgage Capital, LP, and a draw on our existing line of credit.

         BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. Following this acquisition, BNP now owns and operates 18 apartment communities containing 4,427 apartments and provides third-party management services for 15 multi-family communities containing 3,166 units. In addition to the apartment properties, the Company owns 42 restaurant properties that we lease on a triple-net basis to a restaurant operator. We currently operate in the states of North Carolina, South Carolina and Virginia.

         BNP Residential Properties, Inc. is structured as an UPREIT or umbrella partnership real estate investment trust. The Company is the sole general partner and owns a controlling interest in BNP Residential Properties Limited Partnership, the operating partnership. All of the Company's operations are conducted through the operating partnership.

Item 7.  Financial Statements and Exhibits.

(a)      Financial statements of business acquired.

              We will file the financial statements required to be filed with this report on Form 8-K as soon as practicable, but no later than November 17, 2002.


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(b)       Pro forma financial information.

              We will file the pro forma financial information required to be filed with this report on Form 8-K as soon as practicable, but no later than November 17, 2002.

(c)      Exhibits.

              None.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  BNP Residential Properties, Inc.
                                 (Registrant)



September 25, 2002                by:   /s/ Pamela B. Bruno
                                     ----------------------------------------
                                  Pamela B. Bruno
                                  Vice President, Controller and
                                  Chief Accounting Officer



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